PRESSTEK, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.   Purpose.

     The Non-Employee Director Stock Option Plan (the "Plan") is established to attract, retain and compensate for service highly qualified individuals who are not current employees of Presstek, Inc. (the "Company") as members of the Board of Directors and to enable them to benefit from the growth of the Company through their ownership in the Company's common stock, .01 par value (the "Common Stock"). The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest with stockholders in increasing the value of the Company's Common Stock over the long term.

2.   Eligibility.

     All members of the Company's Board of Directors (other than Robert Howard and Dr. Lawrence Howard) who are not current employees of the Company or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in this Plan.

3.   Scope and Duration.

     Only a non-qualified stock option ("NQSO") may be granted under this Plan. The maximum aggregate number of shares as to which options may be granted from time to time under the Plan is 50,000 shares of Common Stock, which shares may be, in whole or in part, authorized but unissued shares or shares reacquired by the Company. If an option shall expire, terminate or be surrendered for cancellation for any reason without having been exercised in full, the shares represented by the option or portion thereof not so exercised shall (unless the Plan shall have been terminated) become available for subsequent option grants under the Plan. As provided in paragraph 15 hereof, the Plan shall become effective on December 31, 1993 and the Plan shall terminate on December 31, 2003, and no option shall be granted hereunder after that date.

4.   Anti-Dilution Adjustments.

     Notwithstanding any other provision of the Plan, the Board of Directors may, at any time, make or provide for such adjustments to the Plan, to the number and class of shares issuable thereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights,



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including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding options and rights, including, in its discretion, revision of outstanding options and rights so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Board of Directors shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

5.   Grants of Non-qualified Stock Options.

     (a) On the first day of each calendar year that is not a legal holiday, each individual elected and continuing as a Non-Employee Director shall automatically receive an NQSO entitling such person to purchase 2,500 shares of Common Stock.

     (b) In addition to the provisions of subparagraph 5(a) above, a newly elected director shall automatically receive, on the date such person is first elected to the Board of Directors of the Company, an NQSO entitling such person to purchase 5,000 shares of Common Stock.

     (c) Notwithstanding the foregoing provisions of subparagraphs 5(a) and 5(b) above, if, on the date such director is scheduled to receive a stock option counsel to the Company determines, in his/her sole discretion, that the Company is in possession of material, undisclosed information about the Company, then the grant of NQSO's to Non-Employee Directors provided above shall be suspended until the second business day after public dissemination of such information and the price, exercisability date and option period shall then be determined by reference to such later date.

     (d) In addition to the provisions of subparagraphs 5(a) and 5(b) above, the Board of Directors of the Company shall have plenary power in its discretion, to grant additional NQSO's to any Non-Employee Director, the terms and conditions of each such NQSO to be determined by the Board of Directors subject to the other provisions of this Plan (other than Paragraphs 5(a-c).

     (e) During the term of the Plan, the Board of Directors may offer one or more option holders the opportunity to surrender any or all unexpired NQSO's for cancellation or replacement. If any options are so surrendered, the Board of Directors may then grant new NQSO's to such holders for the same or different numbers of shares of Common Stock at higher or lower exercise prices than the surrendered NQSO's. Such new NQSO's may have the same or a different term as the NQSO's so surrendered.


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6.   Option Exercise Price.

     The exercise price of the NQSO shall be 100% of the Fair Market Value (as defined in paragraph 14 below) of a share of Common Stock on the date on which the option is granted.

7.   Option Period.

     An NQSO granted under this Plan shall become exercisable one year after date of grant and shall expire five years after date of grant ("Option Period") subject to earlier termination as provided in paragraphs 9 and 10 below. Notwithstanding the foregoing, the Board may modify the vesting Schedule and Option Period provided herein provided that any such change is consistent with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act").

8.   Payment and Exercise.

     (a) An NQSO granted under this Plan may be exercised, at any time or from time to time, as to any or all full shares as to which the option has become exercisable until the expiration of the Option Period by the delivery to the Company, at its principal place of business in Hudson, New Hampshire, of (i) written notice of exercise in the form specified by the Board of Directors specifying the number of shares of Common Stock with respect to which the option is being exercised and signed by the person exercising the option as provided herein, (ii) payment of the NQSO exercise price; and (iii) payment in cash of all withholding tax obligations imposed on the Company by reason of the exercise of the option. Upon acceptance of such notice, receipt of payment in full, and receipt of payment of all withholding tax obligations, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased. In the event the person exercising the option delivers the items specified in (i) and (ii), but not the item specified in subparagraph (iii) above, the option shall still be considered exercised upon acceptance by the Company for the full number of shares of Common Stock specified in the notice of exercise but the actual number of shares issued shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value (as defined in paragraph 14 below) of the Common Stock as of the date the option is exercised, is sufficient to satisfy the required amount of the withholding tax.

     (b) The purchase price of the shares as to which an NQSO is exercised shall be paid in full at the time of exercise. Payment shall be made in cash, which may be paid by check or other instrument acceptable to the Company; in addition, subject to compliance with applicable laws and regulations and such conditions as the Board of Directors may impose, the Board of Directors, in its sole discretion, may on a case-by-case basis


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elect to accept payment in shares of Common Stock of the Company which are already owned by the option holder, valued at the Fair Market Value thereof (as defined in paragraph 14 below) on the date of exercise; provided, however, that no such discretion may be exercised unless the option agreement permits the payment of the purchase price in that manner.

     (c) Any option at any time granted under this Plan may contain a provision to the effect that the optionee (or any persons entitled to act under paragraph 10 hereof) may, at any time at which Fair Market Value is in excess of the exercise price and prior to exercising the option, in whole or in part, request that the Company purchase all or any portion of the option as shall then be exercisable at a price equal to the difference between (i) an amount equal to the option exercise price multiplied by the number of shares subject to that portion of the option in respect of which such request shall be made and (ii) an amount equal to such number of shares multiplied by the fair market value of the Company's Common Stock (within the meaning of Section 422 of the Code and the treasury regulations promulgated thereunder) on the date of purchase. The Company shall have no obligation to make any purchase pursuant to such request, but if it elects to do so, such portion of the option as to which the request is made shall be surrendered to the Company. The purchase price for the portion of the option to be so surrendered shall be paid by the Company, at the election of the Board of Directors, either in cash or in shares of Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock, which may consist, in whole or in part, of shares authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. No fractional share of Common Stock shall be issued or transferred and any fractional share shall be disregarded. Shares covered by that portion of any option purchased by the Company pursuant hereto and surrendered to the Company shall not be available for the granting of further options under the plan. All determinations to be made by the Company hereunder shall be made by the Board of Directors.

9.   Cessation of Service.

     Upon cessation of service as a Non-Employee Director (for reasons other than death or termination for "cause"), only those NQSO's immediately exercisable at the date of cessation of service shall be exercisable by the grantee. Such NQSO's must be exercised within thirty (30) days of cessation of service (but in no event after the expiration of the Option Period) or they shall be forfeited. In the event that a Non-Employee Director is removed form office for "cause", which shall mean conduct amounting to fraud, dishonesty or negligence in the performance of his duties as a director, in the opinion of the Company, the right to exercise an NQSO shall automatically terminate on the date of removal.


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10.  Death.

     Upon the death of a Non-Employee Director, only those NQSO's which were exercisable on the date of death shall be exercisable by his/her legal representatives or heirs. Such NQSO's must be exercised within one year from date of death (but in no event after the expiration of the Option Period) or they shall be forfeited.

11.  Administration and Amendment of the Plan.

     This Plan shall be administered by the Board of Directors of the Company. This Plan may be terminated or amended by the Board of Directors as they deem advisable. However, an amendment revising the price, date of exercisability, option period of, or amount of shares under an NQSO shall not be made more frequently than every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended. No amendment may revoke or alter in a manner unfavorable to the grantees any NQSO's then outstanding, nor may the Board amend this Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Act, or any other requirement of applicable law or regulation. An NQSO may not be granted under this Plan after December 31, 2003 but NQSO's granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

12.  Non-transferability.

     No NQSO granted under this Plan is transferable other than by will or the laws of descent and distribution. During the grantee's lifetime, an NQSO may only be exercised by the grantee or the grantee's guardian or legal representative.

13.  Compliance with SEC Regulations.

     It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Act and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with said Rule, the provisions shall be deemed null and void. All grants and exercises of NQSO's under this Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder.

14.  Miscellaneous.

     As said term is used in the Plan, the "Fair Market Value" of a share of Comon Stock on any day means: (a) if the principal market for the Common Stock is a national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the closing sales price of the Common Stock on such day as reported by such exchange or


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market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (b) if the principal market for the Common Stock is not a national securities exchange or NASDAQ the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (a) and (b) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Board of Directors whose determination shall be conclusive as to the Fair Market Value of the Common Stock.

     The Board of Directors may require, as a condition to the exercise of any options granted under the Plan, that to the extent required at the time of exercise, (i) the shares of Common Stock reserved for purposes of the Plan shall be duly listed, upon official notice of issuance, upon stock exchange(s) on which the Common Stock is listed, (ii) a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall be effective, and/or (iii) the person exercising such option deliver to the Company such documents, agreements and investment and other representations as the Board of Directors shall determine to be in the best interests of the Company. The Company shall be under no obligation to file a registration statement or make an exemption from registration available to the holder of any option granted under the Plan.

15.  Effective Date.

     The Plan shall become effective on December 31, 1993 the date of adoption by the Board of Directors, provided it is approved by the stockholders of the Company on or before December 31, 1994.

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